Exhibit 10.3

FIRST AMENDMENT TO

SUBORDINATED LOAN AND SECURITY AGREEMENT AND FIRST AMENDMENT

TO WARRANT AGREEMENT

This First Amendment to the Subordinated Loan and Security Agreement and First Amendment to Warrant Agreement (the “Amendment”) is entered into as of this 5th day of August, 2005, by and between QuaTech, Inc. (f/k/a WR Acquisition, Inc.), an Ohio corporation (“Borrower”), and The HillStreet Fund, L.P., a Delaware limited partnership, its permitted successors and assigns (“Lender”).

RECITALS

WHEREAS, the parties entered into that certain Subordinated Loan and Security Agreement as of July 28, 2000 (the “Loan Agreement”), whereby Lender made a term loan to Borrower in the amount of $3,000,000.

WHEREAS, the Loan Agreement provides for the repayment of principal pursuant to an amortization schedule beginning on August 31, 2005.

WHEREAS, in connection with the Loan Agreement, the parties entered into that certain Warrant Agreement as of July 28, 2000 (the “Warrant Agreement”), whereby Borrower issued Lender a warrant to purchase up to 430,814 shares of common stock of Borrower (the “Warrant”).

WHEREAS, the Warrant Agreement provides that Lender shall have the right to “put” the Warrant (or shares of Borrower common stock acquired by the exercise of the Warrant) to Borrower at any time on or after the earlier to occur of July 28, 2005 or the commencement of any Capital Transaction (as defined in the Warrant Agreement) (the “Put Exercise Date”).

WHEREAS, (i) Borrower is currently working to consummating a business combination transaction with DPAC Technologies Corp. (“DPAC”) whereby Borrower would become a wholly-owned subsidiary of DPAC (the “DPAC Transaction”) and (ii) Development Capital Ventures, LP (“DCV”), an affiliate of Borrower, has agreed to provide DPAC a secured short term bridge loan and DCV and DPAC have agreed to enter into a License Agreement whereby DPAC will grant to DCV an exclusive, worldwide and perpetual right and license to manufacture, develop, market and sell all of DPAC’s Airborne products and technology (the “DPAC Technology”) which will be exclusively sub-licensed to Borrower (the “License Agreement”).

WHEREAS, Lender is willing to extend the commencement of the repayment of principal under the Loan Agreement and to extend the Put Exercise Date under the Warrant Agreement in exchange for the consideration set forth herein so as to allow QuaTech additional time to complete the DPAC Transaction.

WHEREAS, the parties desire to hereby amend the Loan Agreement and the Warrant Agreement to reflect the foregoing.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Repayment of Loan Principal.

1.1. The definition of Principal Payment Dates contained in Section 1.1 of the Loan Agreement is amended and restated in its entirety to read as follows:

“ ‘Principal Payment Dates’ shall have the meaning so ascribed in Section 2.2(e).”

1.2. Section 2.2(d) of the Loan Agreement is amended and restated in its entirety to read as follows:

“(d) Principal Payments. Prior to November 30, 2005, provided that Lender has not accelerated the Loan pursuant to Section 9.9 hereof, Borrower shall not be obligated to make any payment of principal on the Loan. Beginning November 30, 2005, quarterly installments of principal on the Subordinated Note shall be payable on each Principal Payment Date as set forth in subsection (e) below, and on the date the Loan is due (whether by maturity, acceleration or otherwise), in an amount equal to pay in full the entire unpaid principal and accrued interest.”

1.3. A new Section 2.2(e) is added following Section 2.2(d) as follows:

“(e) Amortization. Pursuant to subsection (d) above, payments shall be made on each of the following dates (each a “Principal Payment Date”) in the amount set forth opposite such date.

Principal Repayment Date	Amount
November 30, 2005	$375,000.00
February 28, 2006	$375,000.00
May 31, 2006	$375,000.00
August 31, 2006	$375,000.00
November 30, 2006	$375,000.00
February 28, 2007	$375,000.00
May 31, 2007	$750,000.00	”

1.4. Notwithstanding anything to the contrary in the Loan Agreement, all Obligations under the Loan Agreement, as hereby amended, shall become immediately due and payable in full upon the earlier to occur of (i) the consummation of the DPAC Transaction or (ii) the acquisition by Borrower of the DPAC Technology in fee simple. By way of clarification, the acceleration provided for in the preceding sentence shall not be triggered by Borrower simply becoming a licensee directly or indirectly under the License Agreement.

2. Amendment Fee. On the date of this Amendment, Borrower shall pay to Lender a fee in the amount of Fifty Thousand Dollars ($50,000.00); such fee shall be paid in cash or via wire transfer of immediately available funds to an account designated by Lender.

3. Extension of Lender’s Put Right. The definition of Put Exercise Date contained in Section 1 of the Warrant Agreement is amended and restated in its entirety to read as follows:

“ ‘Put Exercise Date’ shall mean the earlier to occur of (a) November 30, 2005 or (b) the consummation of any Capital Transaction.”

4. Miscellaneous.

4.1. Effect of Agreements. Except as specifically amended hereby, the Loan Agreement and the Warrant Agreement shall remain in full force and effect.

4.2. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to its conflicts of laws principles.

4.3. Entire Agreement. This Amendment, together with the Loan Agreement, Warrant Agreement and that certain Warrant Purchase Agreement by and among Lender, Borrower and DCV dated May 31, 2005, as amended from time to time, constitutes the complete, final and exclusive understanding and agreement of the parties and supersedes any and all prior or contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the parties with respect to the subject matter hereof.

4.4. Use of Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement or the Warrant Agreement, as the case may be.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment to Subordinated Loan and Security Agreement by their respective duly authorized officers as of the date first written above.

QUATECH, INC.

By:	/s/ Steven D. Runkel
Name:	Steven D. Runkel
Title:	Chief Executive Officer

THE HILLSTREET FUND, L.P.

By:	HillStreet Capital, Inc.
Its:	Investment Manager

	By:	/s/ John P. Vota
	Name:	John P. Vota
	Title:	Executive Vice President

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